EXHIBIT 10.6a

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT ( the “First Amendment”) is made as of the 18th day of November 2004, between The United Illuminating Company, a Connecticut Corporation (the “Company”) and John J. Prete (the “Executive”),

WITNESSETH THAT

WHEREAS, the Company previously entered into an employment agreement with the Executive dated as of March 19, 2004 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement by this First Amendment, effective as of November __, 2004, to reflect certain changes to the severance provisions under the Employment Agreement and to make two other clarifying revisions to the Employment Agreement;

NOW THEREFORE, the following Sections of the Agreement are hereby amended as follows:

1.                   The first sentence of Section 1(b) of the Agreement is revised to read as follows:

The term of this Agreement shall be for a period commencing on the date hereof and ending on the second anniversary of the date hereof, unless this Agreement is earlier terminated as provided in Section 5 (the “Initial Term”).

2.                    Section 6(a)(i) is revised to read as follows:

(i) The Executive’s Base Salary, earned but unpaid as of the Date of Termination, and Accrued Incentive Compensation (as defined in Section 4(b));

3.                    Section 6(c)(iv)(2), which describes, in part,  the severance that the Executive is entitled to upon a termination without cause is hereby revised to read as follows:

(2) the short-term annual incentive compensation payment to which the Executive would be entitled, calculated as if he had been employed by the Company on the last day of the year of his termination, as if both personal goals and Company goals had been achieved ‘at target’, without pro-ration for the fact that the Executive was employed only a portion of such year. Except for the assumption that such goals shall have been achieved at target, personal and Company goals shall be defined and determined as set forth in Section 4(b) of this Agreement.

All of the other terms and conditions of the Employment Agreement shall remain in full force and effect.

THE UNITED ILLUMINATING COMPANY

Attest:

/s/ Susan E. Allen	By	/s/ Nathaniel D. Woodson
Susan E. Allen		Nathaniel D. Woodson
UIL Vice President Investor Relations		Its Chief Executive Officer
Corporate Secretary & Assistant Treasurer

/s/ John J. Prete
John J. Prete